Exhibit 99.2


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Westell Technologies, Inc. (the "Company") on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I hereby certify that, to my knowledge and in my capacity as Chief Financial Officer and based upon a review of the portions of the Report with respect to which I or a person under my supervision are responsible for and have provided or reviewed information, financial or otherwise, for inclusion in the Report:

                  1) the portions of the Report which I have reviewed and for which I am responsible do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which statements were made, not misleading; and

                  2) the information contained in the portions of the Report which I have reviewed and for which I have responsibility, present, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.


/s/ Nicholas C. Hindman
Nicholas C. Hindman
Chief Financial Officer
August 14, 2002